UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2026

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Buckthorne Place, Suite 420
The Woodlands, Texas 77380

(Address of principal executive offices)(Zip Code)

(713) 714-6100

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K (this “Report”) is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated November 7, 2025 (the “Merger Agreement”), by and among IES Holdings, Inc. (“IES”), a Delaware corporation, IES Merger Sub, LLC, a Louisiana limited liability company and an indirect wholly owned subsidiary of IES (“Merger Sub”), and Gulf Island Fabrication, Inc., a Louisiana corporation (the “Company”).

On January 16, 2026 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company, the separate corporate existence of Merger Sub ceased, and the Company was the surviving corporation of the Merger (the “Surviving Corporation”), and, as a result, is now an indirect wholly owned subsidiary of IES (the “Merger”).

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 of this Report is incorporated herein by reference.

In connection with the completion of the Merger, on January 15, 2026, the Company paid off all outstanding amounts owed under that certain secured promissory note, dated November 6, 2023 (“Note Agreement”), by and among the Company and its subsidiaries party thereto, as payors, and Zurich American Insurance Company and Fidelity and Deposit Company of Maryland, as payees (collectively, “Zurich”). Accordingly, the Note Agreement was terminated, and Zurich released the Company of all its obligations thereunder. The Company paid an aggregate amount of $17.8 million in satisfaction of all of its outstanding obligations under the Note Agreement.

The Company’s obligations and liabilities under the Note Agreement were secured by that certain Multiple Indebtedness Mortgage, dated April 19, 2021, by and among Zurich, as mortgagee, and the Company’s subsidiaries party thereto, as mortgagors (as amended by that certain Amendment to Multiple Indebtedness Mortgage, dated November 6, 2023, by and among Zurich, as mortgagees, and the Company’s subsidiaries thereto, as mortgagors, and as further amended by that certain Partial Cancellation of Multiple Indebtedness Mortgage, dated February 20, 2024, made by Zurich, as affiants, in favor of the Company’s subsidiaries party thereto, the “Mortgage Agreement”). In connection with the termination of the Note Agreement and the cancellation of all obligations and liabilities of the Company secured thereunder by the Mortgage Agreement, the Mortgage Agreement was terminated on January 16, 2026 and the mortgage evidenced by the Mortgage Agreement was released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note of this Report is incorporated herein by reference.

As disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 13, 2026, the Merger Agreement was approved at the Company’s special meeting of shareholders held on January 13, 2026, by the holders of a majority of the issued and outstanding shares of the Company’s common stock, no par value per share (“Common Stock”), as of the record date of November 24, 2025. Accordingly, on the Closing Date, the Company and IES completed the Merger, pursuant to which Merger Sub merged with and into the Company, the separate corporate existence of Merger Sub ceased, and the Company was the Surviving Corporation, and, as a result, is now an indirect wholly owned subsidiary of IES. The Merger became effective at 3:15 p.m., Central Time on January 16, 2026 (the “Effective Time”).

At the Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company (including as treasury stock) or any subsidiary of the Company and shares owned by IES or Merger Sub, held by any affiliate of IES or Merger Sub, or held by any direct or indirect wholly owned subsidiary of IES or Merger Sub, in each case except for any such shares held on behalf of third parties who are not controlled affiliates of the foregoing, which are collectively referred to in this Report as “Excluded Shares”) was automatically cancelled, extinguished and converted into the right to receive an amount of cash equal to $12.00, without interest, per each such share (the “Per Share Merger Consideration”), and (ii) all Excluded Shares were canceled without payment of any consideration thereof.

Pursuant to the terms of the Merger Agreement, (i) each outstanding award of time-based restricted stock units (“RSUs”) granted under the Company’s equity incentive plans was, at the Effective Time, converted into the right to receive upon vesting a cash payment in an amount equal to the product of (A) the number of shares of Common Stock underlying such outstanding award multiplied by (B) the Per Share Merger Consideration (the “Substitute Award(s)”), and (ii) each outstanding performance-based RSU award was treated as if performance had been achieved at the target level (i.e., 100%) and was converted into a Substitute Award. As of the Effective Time, all Company RSU awards were no longer outstanding and automatically ceased to exist, and the Substitute Awards were or will be treated as follows:

•
Non-Employee Directors’ Substitute Awards. The Substitute Awards held by the former non-employee directors of the Company vested upon the Effective Time of the Merger and will be settled in accordance with the terms of the Merger Agreement; and

•
Executive Officers’ and Other Employees’ Substitute Awards. The Substitute Awards held by the Company’s executive officers (except for Richard W. Heo, the Company’s Chief Executive Officer, and Westley S. Stockton, the Company’s Chief Financial Officer) and other employees will continue to vest according to the original vesting schedule under the underlying Company RSU award, except that the award will fully vest if the recipient’s employment is terminated (i) by the Surviving Corporation without cause prior to the vesting date, or (ii) by such recipient with good reason within one year following the Merger. The treatment of the Substitute Awards held by Messrs. Heo and Stockton are governed by the terms of the employment agreement that each has entered into with the Company, which agreements provide that the Substitute Awards will continue to vest according to the original vesting schedule under the underlying Company RSU award and any unvested Substitute Awards will vest at the end of the term of such employment agreement or earlier if the executive dies or his employment is terminated by the Surviving Corporation. If either Messrs. Heo or Stockton resigns prior to the end of the applicable term of employment, he will forfeit his unvested Substitute Awards.

The foregoing description of the Merger, the Merger Agreement and the other transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2025 and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Explanatory Note and Item 2.01 of this Report is incorporated herein by reference.

On the Closing Date, the Company notified The Nasdaq Stock Market (“NASDAQ”) of the completion of the Merger and requested that (i) trading of the Common Stock be suspended after the close of trading on January 16, 2026, with a marketplace effective date of January 20, 2026, and (ii) NASDAQ filed with the SEC a notification of removal from listing on Form 25 in order to delist the Common Stock from NASDAQ and deregister the Common Stock under Section 12(b) of the Exchange Act. Following the effectiveness of the Form 25, the Surviving Corporation intends to file with the SEC a Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Exchange Act, and that the reporting obligations of the Company with respect to the Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and Items 2.01, 3.01 and 5.01 of this Report is incorporated herein by reference.

As a result of the Merger, at the Effective Time, each share of Common Stock that was issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) was converted into the right to receive the Per Share Merger Consideration pursuant to the Merger Agreement. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Per Merger Consideration pursuant to the Merger Agreement, and the Excluded Shares were cancelled without payment.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Explanatory Note and Item 2.01 of this Report is incorporated herein by reference.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became an indirect wholly owned indirect subsidiary of IES.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Explanatory Note and Item 2.01 of this Report is incorporated herein by reference.

As of the Effective Time and in accordance with the terms of the Merger Agreement, all of the directors of the Company ceased to be directors of the Company. Pursuant to the Merger Agreement, Matthew J. Simmes, the President and Chief Executive Officer of IES, and Tracy A. McLauchlin, the Senior Vice President, Chief Financial Officer and Treasurer of IES, became the directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their resignation or removal, in each case, in accordance with the bylaws of the Surviving Corporation. No director of the Company was terminated or resigned because of any disagreement with the Company, its management or its board of directors on any matter relating to its operations, policies or practices.

In addition, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2025, in connection with the Merger, the Company entered into employment agreements with Messrs. Heo and Stockton (the “Employment Agreements”), which became effective as of the Effective Time. Pursuant to the Employment Agreements, as of the Effective Time, Mr. Heo became the Senior Vice President and General Manager of the Surviving Corporation, with a term expiring on September 30, 2026, and Mr. Stockton became the Senior Vice President, Finance of the Surviving Corporation, with a term expiring on June 30, 2026.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which were filed as Exhibits 10.2 and 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2025 and which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Explanatory Note and Item 2.01 of this Report is incorporated herein by reference.

Pursuant to the Merger Agreement, in connection with the completion of the Merger, the Company’s current Articles of Incorporation were amended and restated in their entirety (the “Amended and Restated Articles of Incorporation”) and the Company’s current bylaws were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Report and are incorporated herein by reference.

Item 8.01	Other Events

The information set forth in the Explanatory Note, Item 2.01 and Item 3.03 of this Report is incorporated herein by reference.

The Company’s shareholders should receive a letter of transmittal and instructions for use in effecting the surrender of any share certificates (or effective affidavits of loss in lieu thereof), book-entry shares and/or such other documents as may be required in exchange for the Per Share Merger Consideration. The Company’s shareholders should wait to receive the letter of transmittal before surrendering their share certificates. The Company’s shareholders that hold shares of Common Stock in “street name” as beneficial owners will receive the Per Share Merger Consideration in their brokerage or similar accounts.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1†
Agreement and Plan of Merger, dated as of November 7, 2025, by and among IES Holdings, Inc., IES Merger Sub, LLC and Gulf Island Fabrication, Inc., incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed with the SEC on November 10, 2025 (SEC File No. 001-34279).

3.1	Amended and Restated Articles of Incorporation of Gulf Island Fabrication, Inc.

3.2	Amended and Restated Bylaws of Gulf Island Fabrication, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†
Certain exhibits, schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Westley S. Stockton
Westley S. Stockton
SVP Finance
Dated:	January 16, 2026